UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2010

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2010, StoneMor Partners L.P. (the “Partnership”) entered into (i) the Fifth Amendment to Amended and Restated Credit Agreement by and among the Partnership, StoneMor GP LLC (the “General Partner”), StoneMor Operating LLC (the “Operating Company”), certain subsidiaries of the Operating Company, the lenders, and Bank of America, N.A., as Administrative Agent (the “Fifth Amendment to Credit Agreement”); and (ii) the Fifth Amendment to Amended and Restated Note Purchase Agreement by and among the Partnership, the General Partner, the Operating Company, certain subsidiaries of the Partnership and the noteholders (the “Fifth Amendment to NPA”).

The Fifth Amendment to Credit Agreement amended the Amended and Restated Credit Agreement, dated August 15, 2007 (as amended, the “Credit Agreement”) to provide that the Partnership and the General Partner shall not permit the Consolidated Leverage Ratio to be greater than:

•	4.0 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending prior to July 1, 2010;

•	3.75 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending between July 1, 2010 and December 31, 2010; or

•	3.65 to 1.0, for the most recently completed four fiscal quarters of the Partnership ending after December 31, 2010.

The Fifth Amendment to NPA amended the Amended and Restated Note Purchase Agreement, dated August 15, 2007 (as amended, the “Note Purchase Agreement”) to, among other matters, (i) provide for changes to the Consolidated Leverage Ratio similar to the changes under the Fifth Amendment to Credit Agreement as described above and (ii) clarify that the interest rate applicable to the Issued Notes increased from 11.00% per annum to 12.50% per annum effective November 24, 2009, which increase shall continue until the termination of the Reserve Event Period in accordance with the Note Purchase Agreement.

The Fifth Amendment to Credit Agreement and Fifth Amendment to NPA (together, the “Amendments”) also include various representations, warranties and other provisions customary for transactions of this nature. The foregoing is a summary of the material provisions of the Amendments. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Fifth Amendment to Credit Agreement and Fifth Amendment to NPA, or the Credit Agreement and the Note Purchase Agreement, as applicable.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2010, the Partnership entered into the Fifth Amendment to Credit Agreement and the Fifth Amendment to NPA, the terms of which are described in Item 1.01 above, which description is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated January 15, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Fifth Amendment to Amended and Restated Note Purchase Agreement, dated January 15, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/S/ WILLIAM R. SHANE
Name:	William R. Shane
Title:	Executive Vice President and Chief Financial Officer

Date: January 21, 2010

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement, dated January 15, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Operating LLC, the Lenders and Bank of America, N.A.

10.2	Fifth Amendment to Amended and Restated Note Purchase Agreement, dated January 15, 2010, by and among StoneMor GP LLC, StoneMor Partners L.P., StoneMor Operating LLC, certain Subsidiaries of StoneMor Partners L.P. and the Noteholders.

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